SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON  D.C.  20549

                           FORM 8 - K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

              SECURITIES AND EXCHANGE ACT OF 1934

  Date of Report (Date of Earliest Event Reported): November 30, 1998
                                                    -----------------

                    BT Financial Corporation
                    ------------------------
        (Exact Name of Registrant as Specified in its Charter)

       Pennsylvania                  0-12377          25-1441348
       ------------                  -------          ----------
(State or other juristiction of    (Commission       (I.R.S.Employer
 incorporation or organization     File Number)    Identification No.)

          551 Main Street, Johnstown, Pennsylvania  15901
          -----------------------------------------------
              (Address of Principal Executive Offices)
                            (Zip Code)

                          (814) 532-3801
                          --------------
       (Registrant's Telephone Number, including Area Code)







Item 5  Other Events
        ------------

On October 23, 1998, BT Financial Corporation ("BT") completed a merger with the Peoples National Bank of Rural Valley ("Peoples"), Rural Valley, Pennsylvania whereby Peoples merged into Laurel Bank (BT's banking subsidiary). In connection with the merger, each share of Peoples common stock was converted into
12.11 shares of BT Common Stock, resulting in the issuance of 484,400 shares of BT Common Stock. The merger was accounted for as a pooling of interests.

The combined condensed results of operations of BT are presented as follows for the one month and eleven month periods ended
November 30, 1998:


(Dollars in thousands,             One Month Ended        Eleven Months Ended
except share data)                 November 30, 1998      November 30, 1998
                                   -------------------------------------------
Net Interest Income (before
 provision for loan losses)            $   5,672               $   63,515
Total Other Income                         1,059                   12,367
Total Other Expenses                       4,240                   46,624 (1)
Net Income                                 1,524                   16,576

Earnings Per Share - Basic and
 Diluted                               $     .12               $     1.28
Weighted average shares
 outstanding - Basic and Diluted      12,985,272               12,985,272

      (1) Includes nonrecurring merger costs of approximately $302,000 related to the Peoples acquisition and approximately $685,000 in charges incurred in the first quarter of 1998 related to severance costs and various legal settlements and litigation costs.


In the opinion of the management of BT, the unaudited results for the one month and eleven month periods ended November 30, 1998 include all normal, recurring adjustments necessary to present fairly the results of operations for the one month and eleven month periods. The results are not necessarily indicative of the results for the entire year.




                            SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 10, 1998          By:/s/ John H. Anderson
        -----------------             ------------------------
                                      John H. Anderson,
                                      Chairman and Chief
                                      Executive Officer